As filed with the Securities and Exchange Commission on November 20, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

TALON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5130 (Primary Standard Industrial Classification Code Number)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270
Woodland Hills, California 91367
(818) 444-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lonnie D. Schnell

Chief Executive Officer

Talon International, Inc.

21900 Burbank Blvd., Suite 270
Woodland Hills, California 91367
(818) 444-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. McIlvery Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 (818) 444-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	61,111,109	$11,611,111	$1,349.21

(1)

In the event of a stock split, stock dividend, or other similar transaction involving the Registrant’s common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the OTCQB on November 17, 2014.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated November 20, 2014

Talon International, Inc.

Common Stock

This prospectus relates to the offer and sale from time to time of up to 61,111,109 shares of our common stock that are held by the stockholders named in the “Selling Stockholders” section of this prospectus. The prices at which the selling stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions.

We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling stockholders whose shares are being registered will bear all selling and other expenses.

Our common stock is quoted on the OTCQB® venture marketplace (the “OTCQB”) under the symbol “TALN.” On November 19, 2014, the last reported sales price of our common stock on the OTCQB was $0.19 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2014

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

The selling stockholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully.

As used in this prospectus, unless the context requires otherwise, references to “the Company,” “the Registrant,” “we,” “us” or “our” refer to Talon International, Inc., and references to our “common stock” refer to the common stock of the Company, par value $0.001.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision, including “Risk Factors” and the financial information relating to us included in our filings with the SEC and incorporated by reference into this prospectus.

Overview

Talon designs, manufactures, sells and distributes apparel zippers, various apparel trim products and specialty waistbands, shirt collars and other apparel components to manufacturers of fashion apparel, specialty retailers and mass merchandisers. We sell and market these products under various branded names including Talon® and Tekfit®. As a result, we operate the business globally under three product groups – Talon Zipper, Talon Trim and Talon Tekfit.

We pursue the global expansion of our business through the establishment of Talon owned sales and distribution locations, and strategic manufacturing relationships. The manufacturing arrangements, in combination with Talon owned and affiliated facilities under the Talon brand, improve our time-to-market throughout the world by sourcing, finishing and distributing to apparel manufacturers in their local markets.

Our primary business focus is on serving as an outsourced apparel Talon zipper and Talon trim supplier, product design and development, sampling and sourcing department for the most demanding brands and retailers. We believe that design differentiation among brands and retailers is a critical marketing tool for our customers. By assisting our customers in the design, development, sampling and sourcing of all apparel components other than fabric and thread, we generally achieve higher margins for our products, create long-term relationships with our customers, grow our sales to a particular customer by serving a larger proportion of their brands and better differentiate our sales and services from those of our competitors. We are expanding our business globally, to better serve our apparel customers in the field, in addition to global brands and retailers. We believe we can lead the industry in apparel accessories by having strong relationships with our brand and retail customers and having a distributed service organization to serve our factory customers globally.

Our Talon Tekfit business provides manufacturers with the patented technology, manufacturing know-how, equipment and materials required to produce expandable waistbands, shirt collars and other stretch technology apparel components. Our supply of this product to customers was limited prior to 2012 by a licensing dispute with the technology inventor. In March 2012 we ended the licensing dispute, acquired all U.S. licenses and patents for this product technology, and settled all matters of litigation with the original owner. Following the end of this dispute, we have proceeded to actively expand our marketing and selling efforts of this unique product within the industry. Consequently, the revenues we derived from the sales of products incorporating this stretch technology were substantially limited for the periods prior to settlement of the litigation, and are only recently beginning to be reestablished as we advance our marketing and product introductions to major retailers.

Other Information

For a complete description of our business, legal proceedings, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014. For instructions on how to find copies of these documents, please see “Where You Can Find Additional Information” beginning on page 15 of this prospectus.

The Offering

The following is a brief summary of certain terms of this offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to us included in our filings with the SEC and incorporated by reference into this prospectus.

Common stock offered	61,111,109 shares by the selling stockholders

Common stock outstanding before and after this offering	92,267,831 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page 3 for a discussion of factors that you should consider carefully before deciding to purchase our common stock.

OTCQB Symbol	“TALN”

RISK FACTORS

Investing in our common stock involves risks including, without limitation, those set forth below. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. If any of the risks described below or in any document incorporated by reference herein actually occurs, our business, financial condition and results of operations would likely suffer. In that event, the market price of our common stock could decline and investors in our common stock could lose all or part of their investment. You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein and annexed hereto, and including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC, which are incorporated by reference into this prospectus, with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our common stock.

Risks Related to Our Business and Industry

U.S. and global financial and economic uncertainties could negatively affect our business, results of operations and financial condition.

Our performance is subject to worldwide economic conditions and their impact on levels of consumer spending that affect not only the ultimate consumer, but also retailers, which are served by many of our largest customers. The worldwide apparel industry is heavily influenced by general economic cycles. Purchases of fashion apparel and accessories tend to decline in periods of recession or uncertainty regarding future economic prospects, as disposable income declines. Many factors affect the level of consumer spending in the apparel industries, including, among others: prevailing economic conditions, levels of employment, salaries and wage rates, energy costs, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, or maintain our earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by weak or downward trends in the United States or global economy.

If we lose our larger brand and retail nominations or customers, or the customers fail to purchase at anticipated levels, our sales and operating results will be adversely affected.

Our results of operations depend to a significant extent upon the commercial success of our larger brand nominations and customers. If we lose our significant brand nominations, or these customers fail to purchase our products at anticipated levels, or our relationship with these customers or the brands and retailers they serve diminishes, it may have an adverse effect on our results because we may lose a primary source of revenue if these customers choose not to purchase our products or services; we may lose the nomination of the retailer or brand; we may not be able to recoup development and inventory costs associated with this customer; and we may not be able to collect our receivables from them.

We may not be able to satisfy the financial covenants in our Credit Agreement and if we cannot, then our lender could declare the debt obligations in default.

Our credit agreement with our secured lender, MUFG Union Bank, N.A. (Formerly Union Bank, N.A. , “Union Bank”), requires certain covenants, including a minimum level of Adjusted EBITDA (as defined in the Credit Agreement). If we fail to satisfy the credit agreement covenants, the credit agreement could be in default and the outstanding balance could be declared immediately due and payable by the lender.

We did not satisfy the minimum fixed charge coverage covenant and the minimum Adjusted EBITDA covenant under the credit agreement for the 12-month period ended September 30, 2014, and in connection therewith have received a waiver of the non-compliance from Union Bank for the period then ended. Unless there is an improvement in current operating trends and expectations, we anticipate that we will not meet the required covenants in the next two quarters.

In the event we do not meet the required covenants, we will either negotiate for changes in the relative covenants or negotiate a waiver with the lender. There is no assurance that Union Bank will grant future waivers. Our expectations of future operating results and compliance with all debt covenants cannot be assured and our lender’s actions are not controllable by us. If we default under the loan agreement, all amounts due under the loan agreement could be declared immediately due and payable and, unless we are able to secure alternative financing to repay the lender, the lender would have the right to exercise its remedies including enforcement of its lien on substantially all of our assets. Further, if the debt is placed in default, we could be required to reduce our expenses, curtail operations and/or raise capital through the sale of assets, issuance of equity or otherwise.

The loss of key management and sales personnel could adversely affect our business, including our ability to obtain and secure accounts and generate sales.

Our success has and will continue to depend upon key management and sales personnel, many of whom would be difficult to replace. The loss of the services of key employees could have a material adverse effect on our business, including our ability to establish and maintain client relationships. Our future success will depend in large part upon our ability to attract and retain personnel with a variety of sales, operating and managerial skills.

Global credit conditions may increase our credit risks.

Most of our customers are extended credit terms which are approved by us internally. While we attempt to cover as much of our credit risks as possible, not all of our risks can be fully covered due to the countries we operate in or the current credit conditions. Such exposure may translate into losses should there be any adverse changes to the financial condition of customers.

We operate in an industry that is subject to significant fluctuations in operating results that may result in unexpected reductions in revenue and stock price volatility.

We operate in an industry that is subject to seasonal and operational fluctuations that can significantly impact our results from quarter to quarter. Factors that may influence our quarterly operating results include:

●	The volume and timing of customer orders received during the quarter;
●	The timing and magnitude of customers’ marketing campaigns;
●	The loss or addition of a major customer or of a major retailer nomination;
●	The availability and pricing of materials for our products;
●	The increased expenses incurred in connection with the introduction of new products;
●	Currency fluctuations;
●	Political factors that may affect the expected flow of commerce;
●	Delays caused by third parties; and
●	Changes in our product mix or in the relative contribution to sales of our subsidiaries

Due to these factors, it is possible that in some quarters our operating results may be below our stockholders’ expectations and those of public market analysts. If this occurs, the price of our common stock could be adversely affected.

Our products may not comply with various industry and governmental regulations and our customers may incur losses in their products or operations as a consequence of our non-compliance.

Our products are produced under strict supervision and controls to ensure that all materials and manufacturing processes comply with the industry and governmental regulations governing the markets in which these products are sold. However, if these controls fail to detect or prevent non-compliant materials from entering the manufacturing process, our products could cause damages to our customers' products or processes and could also result in fines being incurred. The possible damages, replacement costs and fines could significantly exceed the value of our products and these risks may not be covered by our insurance policies.

If customers default on inventory purchase commitments with us, we may be left holding non-salable inventory.

We hold inventories for specific customer programs, which the customers have committed to purchase. If any customer defaults on these commitments, or insists on markdowns, we may incur a charge in connection with our holding non-salable inventory and this would have a negative impact on our operations and cash flow.

Because we depend on a limited number of suppliers, we may not be able to always obtain materials when we need them and we may lose sales and customers.

Lead times for materials we order can vary significantly and depend on many factors, including the specific supplier, the contract terms and the demand for particular materials at a given time. From time to time, we may experience fluctuations in the prices and disruptions in the supply of materials. Shortages or disruptions in the supply of materials, or our inability to procure materials from alternate sources at acceptable prices in a timely manner, could lead us to miss deadlines for orders and lose sales and customers.

Our customers have cyclical buying patterns which may cause us to have periods of low sales volume.

Most of our customers are in the apparel industry. The apparel industry historically has been subject to substantial cyclical variations. Our business has experienced significant cyclical fluctuations due, in part, to customer buying patterns, which may result in periods of low sales usually in the first and fourth quarters of our financial year. Backlogs of sales orders are not considered material in the industries in which we compete, which reduces the predictability of revenues and reinforces the volatility of these cyclical buying patterns on our sales volume.

If we experience disruptions at any of our foreign facilities, we will not be able to meet our obligations and may lose sales and customers.

Currently, we do not operate duplicate facilities in different geographic areas. Therefore, in the event of a regional disruption where we maintain one or more of our facilities, it is unlikely that we could shift our operations to a different geographic region and we may have to cease or curtail our operations in a selected area. This may cause us to lose sales and customers. The types of disruptions that may occur include:

●	Foreign trade disruptions;
●	Import restrictions;
●	Labor disruptions;
●	Embargoes;
●	Government intervention;
●	Natural disasters; or
●	Regional pandemics.

Counterfeit products are not uncommon in the apparel industry and our customers may make claims against us for products we have not produced, adversely impacting us by these false claims.

Counterfeiting of valuable trade names is commonplace in the apparel industry and while there are industry organizations and federal laws designed to protect the brand owner, these counterfeit products are not always detected and it can be difficult to prove the manufacturing source of these products. Accordingly, we may be adversely affected if counterfeit products damage our relationships with customers, and we incur costs to prove these products are counterfeit, to defend ourselves against false claims and to pay for false claims.

On occasion, we have discovered that certain Asian factories have counterfeited Talon zippers. We undertake efforts to eliminate and prosecute all offenders. Counterfeiting of known quality brand products is commonplace within Asia and in particular where retailers limit their sources to recognized brands such as Talon. The full extent of counterfeiting of Talon products, its effect on our business operations and the costs to investigate and eliminate this activity are ongoing and are generally undeterminable. However, based upon evidence available, we believe the impact is not significant to our current overall operations. We continue to work closely with major retailers to identify these activities within the marketplace and will aggressively combat these efforts worldwide to protect the Talon brand.

Our business model is dependent on integration of information systems on a global basis and, to the extent that we fail to maintain and support our information systems, it can result in lost revenues.

We must consolidate and centralize the management of our subsidiaries and significantly expand and improve our financial and operating controls. Additionally, we must effectively integrate the information systems of our worldwide operations with the information systems of our principal offices in California. Our failure to do so could result in lost revenues, delay financial reporting or have adverse effects on the information reported.

Internet-based systems that we rely upon for our order tracking and management systems may experience disruptions and as a result we may lose revenues and customers.

To the extent that we fail to adequately update and maintain the hardware and software implementing our integrated systems, our customers may be delayed or interrupted due to defects in our hardware or our source code. In addition, since our software is Internet-based, interruptions in Internet service generally can negatively impact our ability to use our systems to monitor and manage various aspects of our customers' needs. Such defects or interruptions could result in lost revenues and lost customers.

Unauthorized use of our proprietary technology may increase our litigation costs and adversely affect our sales.

We rely on trademark, patent, trade secret and copyright laws to protect our designs and other proprietary property worldwide. We cannot be certain that these laws will be sufficient to protect our property. In particular, the laws of some countries in which our products are distributed or may be distributed in the future may not protect our products and intellectual rights to the same extent as the laws of the United States. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, such litigation could result in substantial costs and diversion of resources. This could have a material adverse effect on our operating results and financial condition. Ultimately, we may be unable, for financial or other reasons, to enforce our rights under intellectual property laws, which could result in lost sales.

If our products infringe any other person’s proprietary rights, we may be sued and have to pay legal expenses and judgments and redesign or discontinue selling our products.

From time to time in our industry, third parties allege infringement of their proprietary rights. Any infringement claims, whether or not meritorious, could result in costly litigation or require us to enter into royalty or licensing agreements as a means of settlement. If we are found to have infringed the proprietary rights of others, we could be required to pay damages, cease sales of the infringing products and redesign the products or discontinue their sale. Any of these outcomes, individually or collectively, could have a material adverse effect on our operating results and financial condition.

The outcome of any dispute or litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position and results of operations.

From time to time we are party to various disputes or litigation matters. These claims may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses and arguments to the claims made in each and all of the matters to which we have been named a party and we intend to contest each vigorously, no assurances can be given that the results of these matters will be favorable to us. We maintain product liability, errors and omissions, product recall and director and officer insurance that we regard as reasonably adequate to protect us from potential claims; however, we cannot assure adequacy to cover any loss, or that we will be able to maintain our current levels of insurance at a reasonable cost or at all.

We may not be able to realize the anticipated benefits of acquisitions.

We may consider strategic acquisitions as opportunities arise. Acquisitions involve numerous risks, including diversion of our management’s attention away from our operating activities. We cannot assure you that we will not encounter unanticipated problems or liabilities relating to the integration of an acquired company’s operations, nor can we assure you that we will realize the anticipated benefits of any future acquisitions.

Our actual tax liabilities may differ from estimated tax resulting in unfavorable adjustments to our future results.

The amount of income taxes we pay is subject to ongoing audits by federal, state and foreign tax authorities. Our estimate of the potential outcome of uncertain tax issues is subject to our assessment of relevant risks, facts and circumstances existing at that time. Our future results may include favorable or unfavorable adjustments to our estimated tax liabilities in the period the assessments are made or resolved, which may impact our effective tax rate and our financial results.

We may face interruption of production and services due to increased security measures in response to terrorism.

Our business depends on the free flow of products and services through the channels of commerce. In response to terrorists’ activities and threats aimed at the United States, transportation, mail, financial and other services may be slowed or stopped altogether. Extensive delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential delays. We may also experience delays in receiving payments from payers that have been affected by the terrorist activities. The United States economy in general may be adversely affected by the terrorist activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

Risks Related to this Offering

We have experienced and may continue to experience major fluctuations in the market price for our common stock.

The following factors could cause the market price of our common stock to decrease, perhaps substantially:

●	The failure of our quarterly operating results to meet expectations of investors or securities analysts;
●	Adverse developments in the financial markets, the apparel industry and the worldwide or regional economies;
●	Changes in interest rates;
●	Changes in accounting principles;
●	Disputes relating to intellectual property and legal matters;
●	Sales of common stock by existing stockholders or holders of options;
●	Announcements of key developments by our competitors; and
●	The reaction of markets and securities analysts to announcements and developments involving our company.

If we need to sell or issue additional shares of common stock or assume additional debt to finance future growth, our stockholders’ ownership could be diluted or our earnings could be adversely impacted.

Our business strategy may include expansion through internal growth, by acquiring complementary businesses or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to fund our other activities, we may issue additional equity securities that could dilute our stockholders’ value. We may also assume additional debt and incur impairment losses to our intangible assets if we acquire another company.

We have adopted anti-takeover measures that may depress the price of our common stock.

Our ability to issue shares of preferred stock without stockholder approval and some provisions of our certificate of incorporation and bylaws and of Delaware law could make it more difficult for a third party to make an unsolicited takeover attempt of our Company. These anti-takeover measures may depress the price of our common stock by making it more difficult for third parties to acquire us by offering to purchase shares of our stock at a premium to its market price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new business strategies, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: demand for our products and services, customer acceptance of new products, mix of revenue streams, ability to control or reduce operating expenses, anticipated gross margins and operating results, product development efforts, general outlook of our business and industry, adequate liquidity to fund our operations and meet our other cash requirements, our ability to satisfy the financial covenants under our credit facilities, and the global economic environment in general and consumer demand for apparel, and other factors discussed in the section titled “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, incorporated by reference herein.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account information currently available to us, and could turn out to be incorrect. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares to be offered by the selling stockholders. The proceeds from the sale of each selling stockholder’s common stock will belong to that selling stockholder.

SELLING STOCKHOLDERS

On July 12, 2013 we raised $5,500,000 of new equity capital through the offer and sale, in a private placement transaction, of 61,111,109 shares of our common stock at a price of $0.09 per share (the “Private Placement”). The closing of the Private Placement was expressly conditioned upon the contemporaneous closing of the redemption of all of our previously outstanding shares of Series B Convertible Preferred Stock. The closing price of the common stock was $0.058 per share on July 12, 2013, the last trading day prior to public announcement of the equity financing and redemption transactions.

At the closing of the Private Placement, we entered into a series of Subscription Agreements dated July 12, 2013 (the “Subscription Agreements”), with each of the purchasers in the Private Placement. The selling stockholders constitute all of the purchasers of shares in the Private Placement. The shares of common stock offered and sold under the Subscription Agreements were offered and sold in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

In connection with the Subscription Agreements, we also entered into a Registration Rights Agreement dated July 12, 2013 with the selling stockholders (the “Registration Rights Agreement“). The Registration Rights Agreement provides for demand registration rights, such that upon the demand of holders of at least 25% of the shares issued in the Private Placement and subject to certain conditions, we would be required file a Form S-1 registration statement covering the shares issued in the Private Placement and requested to be included in such registration. The Registration Rights Agreement also provides for certain piggyback rights, in which the holders of shares acquired in the Private Placement have the right to include those shares in a Company-initiated registration.

The Subscription Agreement entered into with Kutula Holdings Ltd. (“Kutula”), the lead investor in the Private Placement, grants Kutula the right to nominate one member of the our Board of Directors, so long as Kutula continues to hold at least 15,500,000 of the shares (as adjusted for stock splits and the like) purchased pursuant to its Subscription Agreement, subject to certain disclosure requirements and other limitations. To date, Kutula has not exercised its right to appoint a director to our Board.

Zipper Holdings, LLC, a selling stockholder and a company controlled by Mark Dyne, the Chairman of our Board of Directors, acquired 8,333,333 shares of Common Stock in the Private Placement. Mark Dyne is also the brother of Larry Dyne, our President.

No discounts or other fees were received by the selling stockholders in the Private Placement. None of the selling stockholders are in the business of underwriting or buying and selling securities.

This prospectus covers the public resale of the foregoing shares of common stock issued in the Private Placement. While we did not receive a written demand for this registration pursuant to the Registration Rights Agreement, certain of the selling stockholders have informally requested that we register the shares acquired in the Private Placement. We are therefore filing this registration statement to register for resale all of the shares issued in the Private Placement. The selling stockholders may offer the common stock for resale from time to time and may elect to sell some, all or none of the shares set forth under this prospectus.

The following table sets forth information regarding the selling stockholders and the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus.

All information with respect to ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of November 19, 2014. None of the selling stockholders have disposed of any shares, which were obtained in July 2013, under any provisions allowing such sales under Rule 144. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders may sell all, part or none of the common stock they hold, no estimates can be given as to the number of shares of common stock that the selling stockholders will hold upon termination of any offering made hereby. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling stockholders.

Except as set forth above or provided in the footnotes to the following table, the selling stockholders have not had any position within, held any office of or had any other material relationship with us or our affiliates during the past three years.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of November 19, 2014, is deemed to be outstanding and beneficially owned by the person holding the options or warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Certain selling stockholders are affiliates of FlashFunders Securities, LLC, a registered broker-dealer, but are not themselves registered broker-dealers. Each of these selling stockholders purchased the securities identified in the table, as beneficially owned, in the ordinary course of business. At the time of their purchase, they had no agreements or understandings, directly or indirectly, with any person to distribute those securities. The selling stockholders that are affiliated with broker-dealers did not receive the securities to be sold in this offering as underwriting compensation and are not receiving any compensation for any services associated with the sale of these securities.

Percentage of beneficial ownership is based on the 92,267,831 shares of our common stock outstanding as of November 19, 2014.

	Number of Shares Owned Prior to Offering			Number of Shares Owned After Offering
Selling Stockholders	Number	Percentage of Shares Outstanding	Number of Shares Being Offered	Number	Percentage of Shares Outstanding
Kutula Holdings Ltd. (1)	38,888,889	42.1%	38,888,889	--	--
Zipper Holdings, LLC (2)	8,333,333	9.0%	8,333,333	--	--
Perrtech Pty Limited (3)	8,333,333	9.0%	8,333,333	--	--
Fairways Investments LLC (4)	2,777,777	3.0%	2,777,777	--	--
Manifest Capital, LLC (5)	2,777,777	3.0%	2,777,777	--	--

(1)

Jean-Paul Defesche is the sole director of Kutula Holdings Ltd. and exercises voting and dispositive power over the securities held by Kutula Holdings Ltd. Mr. Defesche disclaims beneficial ownership of the securities held by Kutula Holdings Ltd. except to the extent of his pecuniary interest in such securities.

(2)

Mark Dyne is the sole member of Zipper Holdings, LLC and exercises voting and dispositive power with respect to the shares held by Zipper Holdings, and is deemed to beneficially own the securities owned directly by Zipper Holdings. Mark Dyne is Chairman of the Talon Board of Directors. In addition to the shares owned by Zipper Holdings, Mark Dyne directly beneficially owns 1,271,500 shares of Common Stock, which includes (i) 835,667 shares held directly by Dyne and (ii) 435,833 shares issuable upon exercise of options held by Dyne that are currently exercisable. Mark Dyne is an affiliate of FlashFunders Securities, LLC, a registered broker-dealer.

(3)

Leonard Frederick Milner is the sole director of Perrtech Pty Limited and exercises voting and dispositive power over the securities held by Perrtech Pty Limited. Mr. Milner disclaims beneficial ownership of the securities held by Perrtech Pty Limited except to the extent of his pecuniary interest in such securities.

(4)

Ronald Irvin Dyne is the Manager of Fairways Investments LLC and exercises voting and dispositive power over the securities held by Fairways Investments. Mr. Dyne disclaims beneficial ownership of the securities held by Fairways Investments except to the extent of his pecuniary interest in such securities.

(5)

Joseph Miller is the President and sole stockholder of the Manager of Manifest Capital, LLC and is also a member of Manifest Capital. Mr. Miller beneficially owns the securities held by Manifest Capital. As President he exercises voting and dispositive power with respect to the shares held by Manifest Capital.  Joseph Miller also indirectly beneficially owns 160,899 shares of common stock held in the name of the Joseph Miller Roth IRA. Mr. Miller is an affiliate of FlashFunders Securities, LLC, a registered broker-dealer.

PLAN OF DISTRIBUTION

We are registering certain outstanding shares of our common stock to permit the resale of these shares of our common stock by the holders of the outstanding shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. We will bear all fees and expenses incident to the registration statement of which this prospectus is a part.

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus is a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay all expenses of the registration of the shares of our common stock estimated to be approximately $35,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus is a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the terms of our common stock may not contain all of the information that is important to you and is qualified in its entirety by reference to our certificate of incorporation, as amended, our bylaws and the provisions of applicable law. Copies of our certificate of incorporation, the amendments thereto and our bylaws are included as exhibits 3.1 and 3.2, respectively and are incorporated herein by reference.

As of November 19, 2014, our authorized capital stock consisted of

●	300,000,000 shares of common stock, par value $0.001 per share; and

●	3,000,000 shares of preferred stock, par value $0.001 per share.

As of November 19, 2014, there were outstanding:

●	92,267,831 shares of common stock held by approximately 26 stockholders of record; and

●	No shares of preferred stock.

For a full description of our common shares, please see the documents identified in the section "Incorporation by Reference" in this prospectus.

No stockholders have pre-emptive purchase rights to purchase shares of common stock.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Listing of Our Common Stock

Our common stock is currently listed on OTCQB under the symbol “TALN”.

LEGAL MATTERS

Stubbs Alderton & Markiles, LLP will pass upon the validity of the common stock offered by this prospectus for us.

EXPERTS

The audited financial statements of the Company as of and for the year ended December 31, 2013 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of SingerLewak LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also find more information by visiting our website at www.talonzippers.com. The information contained on the SEC website and our website is specifically not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below; provided, however, that we are not incorporating any information furnished under paragraph (e) of Item 201 of Registration S-K, paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 24, 2014;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed May 12, 2014, June 30, 2013, filed August 11, 2014 and September 30, 2014, filed November 14, 2014;

●	our Current Reports on Form 8-K filed November 14, 2014, August 13, 2014, May 30, 2014, March 5, 2014 and January 7, 2014; and

●

The description of our capital stock contained in our Registration Statement on Form 8-A filed December 4, 1997 (File No. 001-13669), including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Talon International, Inc., Attention: Investor Relations Department, 21900 Burbank Boulevard Suite 270, Woodland Hills, CA 91367, telephone (818) 444 4100 or from the SEC through the SEC’s website at the web address provided under the heading “Where You Can Find Additional Information.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     Other Expenses of Issuance and Distribution

We will bear all expenses of registration incurred in connection with this offering. The selling stockholders whose shares are being registered will bear all selling and other expenses. The following table itemizes the expenses in connection with the offering. All the amounts shown are estimates except the SEC registration fee.

Amount
Registration fee – SEC	$1,349
Legal fees and expenses	25,000
Accounting fees and expenses	7,500
Miscellaneous expenses	1,151
Total	$35,000

ITEM 14.     Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws provide for the indemnification by us of each of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In accordance with our Bylaws, and indemnification agreements entered into with the members of the Board of Directors and executive officers, our officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director serving in such capacity. The term of the indemnification period is for the lifetime of the officer or director. We also maintain director and officer liability insurance policies that reduce our exposure and enables us to recover a portion of any future amounts paid.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended, or the Securities Act.

ITEM 15.     Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

On July 12, 2013 we raised $5,500,000 of new equity capital through the offer and sale, in the Private Placement, of 61,111,109 shares of our common stock at a price of $0.09 per share. The closing of the Private Placement was expressly conditioned upon the contemporaneous closing of the redemption of all of our previously outstanding shares of Series B Convertible Preferred Stock. The closing price of our common stock was $0.058 per share on July 12, 2013, the last trading day prior to public announcement of the Private Placement and redemption transactions.

At the closing of the Private Placement, we entered into a series of Subscription Agreements, each dated July 12, 2013, with each of the purchasers in the Private Placement. The shares of our common stock offered and sold under the Subscription Agreements were offered and sold in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

ITEM 16.     Exhibits and Financial Statement Schedules

See attached Exhibit Index.

ITEM 17.     Undertakings

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

e)     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 20, 2014.

TALON INTERNATIONAL, INC.

By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lonnie D. Schnell and Nancy Agger-Nielsen, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Annual Report on Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lonnie D. Schnell	Chief Executive Officer and Director	November 20, 2014
Lonnie D. Schnell	(Principal Executive Officer)

/s/ Nancy Agger-Nielsen	Chief Financial Officer	November 20, 2014
Nancy Agger-Nielsen	(Principal Financial and Accounting Officer)

/s/ Mark Dyne	Chairman of the Board of Directors	November 20, 2014
Mark Dyne

/s/ David Ellis	Director	November 20, 2014
David Ellis

/s/ Morris Weiss	Director	November 20, 2014
Morris Weiss

/s/ Robert L. Golden	Director	November 20, 2014
Robert L. Golden

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to Form SB-2 filed on October 21, 1997, and the amendments thereto.
3.1.1	Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-KSB, filed March 28, 2000.
3.1.2	Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1.3 to Form 8-K filed on August 4, 2006.
3.1.3	Certificate of Ownership and Merger. Incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 20, 2007.
3.1.4	Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 24, 2010.
3.1.5	Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 12, 2013.
3.2.1	Bylaws of Registrant. Incorporated by reference to Exhibit 3.2 to Form SB-2 filed on October 21, 1997, and the amendments thereto.
3.2.2	Certificate of Amendment to the Bylaws of Talon International, Inc., dated as of August 2, 2011. Incorporated by reference to Exhibit 3.2 to Form 8-K filed on August 4, 2011.
4.1	Specimen Stock Certificate of Common Stock of Registrant. Incorporated by reference to Exhibit 4.1to Form SB-2 filed on October 21, 1997, and the amendments thereto.
5.1	Opinion of Stubbs Alderton & Markiles, LLP.
10.1	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.1 to Form SB-2 filed on October 21, 1997, and the amendments thereto.
10.2+	Amended and Restated 1997 Stock Incentive Plan. Incorporated by reference to Exhibit 10.7 to Form 10-Q filed on November 13, 2006.
10.3+	Form of Non-statutory Stock Option Agreement. Incorporated by reference to Exhibit 10.30 to Form SB-2 filed on October 21, 1997, and the amendments thereto.
10.4	Form of Investor Rights Agreements dated December 28, 2001. Incorporated by reference to Exhibit 99.4 to Form 8-K filed on January 23, 2002.
10.5+	2007 Stock Plan. Incorporated by reference to Exhibit 10.20 to the Form 10-K filed on April 25, 2008.
10.6

Registration Rights Agreement, dated June 27, 2007, by Talon International, Inc., for the benefit of holders. Incorporated by reference to Exhibit 4.10 to Registration Statement on Form S-3 filed on August 10, 2007.

10.7+	Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan. Incorporated by reference to Exhibit 10.20 to Form 10-K filed on March 28, 2011.
10.9	Executive Employment Agreement, dated July 30, 2010, between Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.25 to Form 10-Q filed on August 8, 2011.
10.9.1+

Amendment No. 1 to Executive Employment Agreement, dated as of June 15, 2012, between Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.16.1 to Form 10-Q filed on August 13 2012.

10.9.2+

Amendment No. 2 to Executive Employment Agreement, dated as of November 6, 2013, between Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 12, 2013.

10.9.3+

Amendment No. 3, dated August 7, 2014, to Employment Agreement, dated July 30, 2010, between Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.9.3 to Form 10-Q, filed November 14, 2014

10.10+	Executive Employment Agreement, dated July 30, 2010, between Registrant and Larry Dyne. Incorporated by reference to Exhibit 10.26 to Form 10-Q filed on August 8, 2011.
10.10.1+	Amendment No. 1 to Executive Employment Agreement, dated as of June 15, 2012, between Registrant and Larry Dyne. Incorporated by reference to Exhibit 10.17.1 to Form 10-Q filed on August 13, 2012.

EX-1

Exhibit No.	Exhibit Description
10.10.2+	Amendment No. 2 to Executive Employment Agreement, dated as of November 6, 2013, between Registrant and Larry Dyne. Incorporated by reference to Exhibit 10.3 to Form 8-K filed on November 12, 2013.
10.10.3+

Amendment No. 3, dated August 7, 2014, to Employment Agreement, dated July 30, 2010, between Registrant and Larry Dyne. Incorporated by reference to Exhibit 10.10.3 to Form 10-Q, filed November 14, 2014

10.13

Securities Redemption Agreement dated July 12, 2013 among the Registrant, CVC California, LLC, Lonnie D. Schnell and Larry Dyne. Incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 16, 2013.

10.14	$5,800,000 Promissory Note dated July 12, 2013 issued by the Registrant in favor of CVC California, LLC. Incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 16, 2013.
10.15	Subscription Agreement dated July 12, 2013 between the Registrant and Kutula Holdings Ltd. Incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 16, 2013.
10.16	Form of Subscription Agreement dated July 12, 2013. Incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 16, 2013.
10.17

Registration Rights Agreement dated July 12, 2013 among the Registrant, Kutula Holdings Ltd., Perrtech Pty Limited, Zipper Holdings, LLC, Fairways Investments, LLC and Manifest Capital, LLC. Incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 16, 2013.

10.18

Commercial Credit Agreement dated December 31, 2013 between the Registrant and MUFG Union Bank, N.A. (Formerly Union Bank, N.A.) Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 7, 2014.

10.18.1

First Amendment, dated April 22, 2014, to the Commercial Credit Agreement dated December 31, 2013 between the Registrant and MUFG Union Bank, N.A. (Formerly Union Bank, N.A.) Incorporated by reference to Exhibit 10.18.1 to Form 10-Q, filed May 12, 2014.

10.18.2

Second Amendment, dated June 27, 2014, to the Commercial Credit Agreement dated December 31, 2013 between the Registrant and MUFG Union Bank, N.A. (Formerly Union Bank, N.A.) Incorporated by reference to Exhibit 10.18.2 to Form 10-Q, filed August 11, 2014.

10.18.3

Third Amendment, dated July 30, 2014, to the Commercial Credit Agreement dated December 31, 2013 between the Registrant and MUFG Union Bank, N.A. (Formerly Union Bank, N.A.) Incorporated by reference to Exhibit 10.18.3 to Form 10-Q, filed August 11, 2014.

10.18.4

Fourth Amendment, dated September 24, 2014, to the Commercial Credit Agreement dated December 31, 2013 between the Registrant and MUFG Union Bank, N.A. (Formerly Union Bank, N.A.) Incorporated by reference to Exhibit 10.18.4 to Form 10-Q, filed November 14, 2014.

10.19	Security Agreement dated December 31, 2013 between the Registrant and MUFG Union Bank, N.A. (Formerly Union Bank, N.A.) Incorporated by reference to Exhibit 10.2 to Form 8-K filed on January 7, 2014.
10.20	Form of Continuing Guaranties. Incorporated by reference to Exhibit 10.3 to Form 8-K filed on January 7, 2014.
10.21	Form of Security Agreements. Incorporated by reference to Exhibit 10.4 to Form 8-K filed on January 7, 2014.
10.22	Debenture dated December 31, 2013 between Tag-It Pacific Limited and MUFG Union Bank, N.A. (Formerly Union Bank, N.A.) Incorporated by reference to Exhibit 10.5 to Form 8-K filed on January 7, 2014.
21.1	List of subsidiaries.
23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)
23.2	Consent of SingerLewak LLP.
24.1	Power of Attorney (included on signature page)

+	Indicates a management contract or compensatory plan.

EX-2